SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2004

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A
(Former name or former address, if changed since last report)

Item 5.                Other Events

On August 2, 2004, priceline.com Incorporated announced its financial results for the second quarter ended June 30, 2004.  A copy of priceline.com’s consolidated balance sheets at June 30, 2004 and consolidated statements of operations for the three and six months ended June 30, 2004 are attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.                Financial Statements and Exhibits

(c) Exhibits

99.1	Priceline.com consolidated balance sheets at June 30, 2004 and consolidated statements of operations for the three and six months ended June 30, 2004.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 2, 2004 relating to, among other things, its 2nd quarter ended June 30, 2004 earnings.

Item 12.              Results of Operations and Financial Condition

On August 2, 2004, priceline.com Incorporated announced its financial results for the fiscal quarter ended June 30, 2004.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.2 to this Current Report on Form 8-K.

As set forth in more detail in the attached press release, for the 2nd quarter 2004, priceline.com’s revenues were $259.4 million and gross profit was $53.8 million.  Priceline.com reported GAAP net income for the 2nd quarter 2004 of $11.4 million, or $0.29 per share.

Priceline.com announced that it expected gross bookings (which refers to the total dollar value inclusive of taxes and fees of all travel products purchased by consumers) to average quarterly growth of approximately 44% to 48% in the second half of 2004 over the same period in 2003, driven in part by an estimated 350% to 400% increase in “agency” gross bookings in the 3rd quarter 2004 over the 3rd quarter 2003 and an estimated 150% increase in the 4th quarter 2004 over the 4th quarter 2003.

Priceline.com announced that it expected advertising expenses of approximately $14.5 to $15.5 million in the 3rd quarter 2004.  Priceline.com estimated that sales and marketing expenses in the second half of 2004 would move in relationship to gross bookings and gross profit at levels generally consistent with prior periods.  Priceline.com stated that it expected personnel costs to average approximately $9.5 to $10.0 million per quarter during the second half 2004.  With respect to 3rd and 4th quarters of 2004, priceline.com stated it expected general and administrative expenses of approximately $3.8 to $4.0 million, information technology expenses of approximately $3.1 to $3.3 million, and depreciation and amortization expenses of approximately $2.7 million.  Priceline.com stated that it expected total net interest income of approximately $400,000 per quarter in the second half of 2004.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2004.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the three months ended June 30, 2004 to be filed with the Securities and Exchange Commission in the third quarter of 2004.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement), a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 12 (including Exhibit 99.2 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date: August 3, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Priceline.com consolidated balance sheets at June 30, 2004 and consolidated statements of operations for the three and six months ended June 30, 2004.

99.2

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on August 2, 2004 relating to, among other things, its 2nd quarter ended June 30, 2004 earnings.